UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2015

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Costco Wholesale Corporation 2002 Stock Incentive Plan as Amended and Restated

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Costco Wholesale Corporation (the “Company”) held on January 29, 2015, shareholders approved the Company’s 2002 Stock Incentive Plan as Amended and Restated, and renamed the Seventh Restated 2002 Incentive Plan (the “Plan”), which increases the number of shares of the Company’s common stock authorized for issuance under the Plan by 23.5 million shares, subject to adjustment as described in the Plan, and extends the term of the Plan to December 3, 2024. By approving the Plan, shareholders also approved the material terms of the performance goals for performance-based awards under the Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Plan may be administered by the Board, which has delegated plan administration authority to the Compensation Committee. Under the Plan, employees, directors and individual consultants of the Company and its subsidiaries are eligible to receive awards. Awards may consist of options, stock unit awards and cash-based awards. A description of the material terms of the Plan is included in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission on December 19, 2014 (the “Proxy Statement”).

The foregoing summary of the Plan, and the summary of the Plan set forth in the Proxy Statement, are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, there were 440,499,129 shares of common stock entitled to be voted; 367,643,703 shares were voted in person or by proxy. Shareholders voted on the following matters:

1.	The election of each of the five Class I directors nominated by the Board of Directors to hold office until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2015;

3.	The approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2014 as disclosed in the Proxy Statement;

4.	The approval of the Plan, as disclosed in the Proxy Statement;

5.	Consideration of an amendment to the articles of incorporation to reduce the voting standard for removal of directors for cause;

6.	Consideration of an amendment to the articles of incorporation to reduce the voting standard for amending the articles dealing with removal of directors for cause; and

7.	Consideration of a shareholder proposal requesting a bylaw change to limit director tenure.

All items except Item 7 were approved.

The results of the shareholder votes are set forth below:

The election of each of the five Class I directors nominated by the Board of Directors to hold office until the 2018 Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees	For	Withheld	Broker Non- Votes
Jeffrey H. Brotman	179,302,208	128,698,594	59,642,901
Daniel J. Evans	160,000,373	148,000,429	59,642,901
Richard A. Galanti	161,667,598	146,333,204	59,642,901
Jeffrey S. Raikes	162,631,945	145,368,857	59,642,901
James D. Sinegal	179,707,704	128,293,098	59,642,901

The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2015.

For	Against	Abstain
364,223,506	2,709,617	710,580

The approval, on an advisory basis, of the compensation of the Company’s executive officers for fiscal year 2014 as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
299,802,023	7,197,889	1,000,890	59,642,901

The approval of the Plan, as disclosed in the Proxy Statement.

For	Against	Abstain	Broker Non-Votes
217,289,294	89,801,910	909,598	59,642,901

Consideration of an amendment to the articles of incorporation to reduce the voting standard for removal of directors for cause.

For	Against	Abstain	Broker Non-Votes
306,646,847	614,563	739,392	59,642,901

Consideration of an amendment to the articles of incorporation to reduce the voting standard for amending the articles dealing with removal of directors for cause.

For	Against	Abstain	Broker Non-Votes
306,686,006	582,432	732,364	59,642,901

Consideration of a shareholder proposal requesting a bylaw change to limit director tenure.

For	Against	Abstain	Broker Non-Votes
21,799,396	283,706,626	2,494,780	59,642,901

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Seventh Restated 2002 Incentive Plan of Costco Wholesale Corporation (incorporated by reference to the Appendix to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 19, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 4, 2015.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seventh Restated 2002 Incentive Plan of Costco Wholesale Corporation (incorporated by reference to the Appendix to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on December 19, 2014).

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